                                                                   Exhibit 99.06

                                  DETACH HERE


                                     PROXY

                              PRI AUTOMATION, INC.

     The undersigned hereby appoints Mitchell G. Tyson and Cosmo S. Trapani, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of PRI Automation, Inc. to be held Thursday, April 25, 2002, at 2:00 p.m., local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of, and the Joint Proxy Statement/Prospectus for, the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE PLAN OF MERGER BETWEEN BROOKS AUTOMATION, INC. AND PRI AUTOMATION, INC., "FOR" THE PROPOSAL TO GRANT THE MANAGEMENT OF PRI DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AND IN THEIR DISCRETION ON SUCH OTHER MATTERS, IF ANY, AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

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[SEE REVERSE]      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE]
[    SIDE   ]                                                      [    SIDE   ]
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PRI AUTOMATION, INC.

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398
























                                  DETACH HERE                             ZPRI11

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL BALLOT ITEMS.

1. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of December 18, 2001, among Brooks, Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, and PRI.

     FOR       AGAINST        ABSTAIN
     [ ]       [ ]            [ ]

2. To grant the management of PRI the discretionary authority to adjourn the special meeting to a date or dates not later than May 14, 2002, if necessary to enable PRI's management to solicit additional proxies in favor of Proposal No. 1.

     FOR       AGAINST        ABSTAIN
     [ ]       [ ]            [ ]

3. To approve the amendment of PRI's 2000 Employee Stock Purchase Plan to increase the maximum number or shares of PRI common stock that may be issued under the plan from 350,000 to 850,000.

     FOR       AGAINST        ABSTAIN
     [ ]       [ ]            [ ]



                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                         (Signature should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing.)



Signature: _______________ Date: ______ Signature: _______________ Date:______